Exhibit 99.1

FOR IMMEDIATE RELEASE

CIT ANNOUNCES SALE OF CANADIAN EQUIPMENT FINANCE AND CORPORATE FINANCE BUSINESSES TO LAURENTIAN BANK OF CANADA

NEW YORK — June 29, 2016 — CIT Group Inc. (NYSE:CIT), cit.com, a leading provider of commercial lending and leasing services, today announced that it has reached a definitive agreement to sell its Canadian equipment finance and corporate finance businesses (“CIT Canada”), with more than US $700 million in assets, to Laurentian Bank of Canada. In addition, approximately 140 employees of CIT Canada will join the Laurentian Bank team.

“This transaction represents another milestone for us as we continue to exit our international businesses and focus on growing our core commercial franchises,” said Ellen R. Alemany, Chairwoman and Chief Executive Officer. “We remain focused on our strategy to become a national middle market bank and serve our customers with an integrated set of financing and deposit products.”

The transaction is expected to close in the fourth quarter of 2016, subject to customary closing conditions, including all applicable regulatory notifications and approvals. CIT Canada and Laurentian Bank of Canada will continue to operate separately until the closing of the transaction.

Credit Suisse Securities (USA) LLC served as exclusive financing advisor to CIT Group for this transaction.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of applicable federal securities laws that are based upon our current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. The words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “commence,” “seek,” “may,” “would,” “could,” “should,” “believe,” “potential,” “continue,” or the negative of any of those words or similar expressions is intended to identify forward-looking statements. All statements contained in this press release, other than statements of historical fact, including without limitation, statements about our plans, strategies, prospects and expectations regarding future events and our financial performance, are forward-looking statements that involve certain risks and uncertainties. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and our actual results may differ materially. Important factors that could cause our actual results to be materially different from our expectations include, among others, the risk that CIT is unsuccessful in implementing its strategy and business plan, the risk that CIT is unable to react to and address key business and regulatory issues, the risk that CIT is unable to achieve the projected revenue growth from its new business initiatives or the projected expense reductions from efficiency improvements, the risk that CIT is delayed in implementing its branch strategy, and the risk that CIT becomes subject to liquidity constraints and higher funding costs. We describe these and other risks that could affect our results in Item 1A, “Risk Factors,” of our latest Annual Report on Form 10-K for the year ended December 31, 2015, which was filed with the Securities and Exchange Commission. Accordingly, you should not place undue reliance on the forward-looking statements contained in this press release. These forward-looking statements speak only as of the date on which the statements were made. CIT undertakes no obligation to update publicly or otherwise revise any forward-looking statements, except where expressly required by law.

About CIT

Founded in 1908, CIT (NYSE: CIT) is a financial holding company with more than $65 billion in assets. Its principal bank subsidiary, CIT Bank, N.A., (Member FDIC, Equal Housing Lender) has more than $30 billion of deposits and more than $40 billion of assets. It provides financing, leasing and advisory services principally to middle market companies across a wide variety of industries primarily in North America, and equipment financing and leasing solutions to the transportation sector. It also offers products and services to consumers through its Internet bank franchise and a network of retail branches in Southern California, operating as OneWest Bank, a division of CIT Bank, N.A. cit.com

About Laurentian Bank

Laurentian Bank of Canada is a banking institution whose activities extend across Canada. The Bank serves one and a half million clients throughout the country and employs more than 3,600 people whose talent and dedication have made it a major player in numerous market segments. The Bank has more than $41 billion in balance sheet assets and $42 billion in assets under administration.

Laurentian Bank distinguishes itself through the excellence and simplicity of its services. The Bank caters to the needs of retail clients via its branch network.

The Bank has also earned a solid reputation among small and medium-sized enterprises and real estate developers thanks to its specialized teams across Canada, namely in Ontario, Québec, Alberta, British Columbia and Nova Scotia. For their part, B2B Bank is a Canadian leader in providing banking and investment products and services to financial advisors and brokers, while the expertise and effectiveness of Laurentian Bank Securities' integrated brokerage services are known nationwide. laurentianbank.ca

###

CIT MEDIA RELATIONS:

Matt Klein

Director, Media Relations

(973) 597-2020

Matt.Klein@cit.com

CIT INVESTOR RELATIONS:

Barbara Callahan

Senior Vice President

(973) 740-5058

Barbara.Callahan@cit.com